Exhibit 23.2

CONSENT OF WRIGHT & COMPANY, INC.

As independent oil and gas consultants, Wright & Company, Inc. hereby consents to the incorporation by reference in the Registration Statements on Form S-8 (File Nos. 33-59647, 333-96463, 333-82274, 333-96465, 333-103455, 333-143514, 333-82304 and 333-159304) of Penn Virginia Corporation of information from our reserves report dated January 17, 2011 titled “Evaluation of Oil and Gas Reserves, To the Interests of Penn Virginia Oil & Gas Corporation, In Certain Properties Located in Various States, Pursuant to the Requirements of the Securities and Exchange Commission, Effective January 1, 2011, Jobs 10.1211, 10.1212 and 10.1213” and all references to our firm included in or made a part of the Penn Virginia Corporation Annual Report on Form 10-K to be filed with the Securities and Exchange Commission on or about February 25, 2011.

WRIGHT & COMPANY, INC.
TX Firm Registration No. F-12302

/s/ D. Randall Wright
By:	D. Randall Wright
President

Brentwood, Tennessee
February 1, 2011